As filed with the Securities and Exchange Commission on April 24, 2008
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Third Wave Technologies, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	39-1791034 (I.R.S. Employer Identification Number)

502 South Rosa Road Madison, Wisconsin (Address of Principal Executive Offices)	53719 (Zip Code)
2000 STOCK PLAN
2000 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)
Cindy Ahn
Third Wave Technologies, Inc.
502 South Rosa Road
Madison, Wisconsin 53719
(Name and Address of Agent for Service)
(608) 204-2949
(Telephone number, including area code, of agent for service)
Copy to:
Mark Busch
Kennedy Covington Lobdell & Hickman, L.L.P.
214 North Tryon Street, 47th Floor
Charlotte, NC 28202
(704) 331-7440
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Calculation of Registration Fee

		Proposed	Proposed
Title of Each Class of		Maximum	Maximum	Amount of
Securities to be	Amount to be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Stock, $0.001 par value	1,400,000 shares (1)(2)	$9.06 (3)	$12,684,000 (3)	$498.48
Preferred Stock Purchase Rights	1,400,000 rights	(4)	(4)	(4)

(1)	This registration statement registers a total of 1,400,000 shares, 1,000,000 of which are issuable under the 2000 Stock Plan and 400,000 shares of which are issuable under the 2000 Employee Stock Purchase Plan.

(2)	Also registered hereby are such additional and indeterminate number of shares of Common Stock and Preferred Stock Purchase Rights as may become issuable because of the provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(3)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock on the Nasdaq Global Market on April 21, 2008.

(4)	The Common Stock, $0.001 par value includes the associated rights to purchase Preferred Stock that are attached to and trade with the shares of the Common Stock. Any value attributable to the rights to purchase Preferred Stock that are attached to and trade with shares of the Common Stock is reflected in the market price of the Common Stock. Accordingly, no separate filing fee is being paid with respect to such rights.
This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 was filed with respect to the 2000 Stock Plan and the 2000 Employee Stock Purchase Plan. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 (File No. 333-57664), the Registration Statement on Form S-8 (File No. 333-120169) and the Registration Statement on Form S-8 (File No. 333-134783), filed by the Registrant on March 27, 2001, November 2, 2004 and June 6, 2006, respectively, with the Securities and Exchange Commission are hereby incorporated by reference.

Part II
Information Required in the Registration Statement
Item 3. Incorporation of Certain Documents by Reference
          The following documents heretofore filed (File Number 000-31745) with the Securities and Exchange Commission (the “Commission”) by Third Wave Technologies, Inc. (the “Company”) are incorporated herein by reference:
•	The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2007;

•	The Current Reports on Form 8-K of the Company dated January 18, 2008 and March 21, 2008;

•	The description of (i) the Common Stock of the Company contained in the Company’s Registration Statement on Form 8-A filed by the Company with the Commission on January 23, 2001, including any amendments or reports filed for the purpose of updating such description, and (ii) the Preferred Stock Purchase Rights of the Company contained in the Company’s Registration Statement on Form 8-A filed by the Company with the Commission on November 30, 2001, as amended by Amendment No. 1 to such Form 8-A filed by the Company with the Commission on February 19, 2003, including any further amendments or reports filed for the purpose of updating such description; and

•	The Company’s Registration Statement on Form S-8 (File No. 333-57664), the Registration Statement on Form S-8 (File No. 333-120169) and the Registration Statement on Form S-8 (File No. 333-134783), filed on March 27, 2001, November 2, 2004 and June 6, 2006, respectively.
          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of named Experts and Counsel
          Not applicable.

Item 6. Indemnification of Directors and Officers
          Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides in relevant part that “a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”
          The Registrant’s Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Amended and Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.
          The Registrant’s Amended and Restated Bylaws provide that the Registrant shall indemnify to the fullest extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.
Item 8. Exhibits
          The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.
Item 9. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Delaware General Corporation Law, the Registrant’s Restated Charter or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on April 22, 2008.

THIRD WAVE TECHNOLOGIES, INC.
By:	/s/ Kevin T. Conroy
	Name:	Kevin T. Conroy
	Title:	Chief Executive Officer

Dated: April 22, 2008
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Kevin T. Conroy, Maneesh Arora and Cindy Ahn his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all parties, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Kevin T Conroy Kevin T. Conroy	President, Chief Executive Officer and Director (Principal Executive Officer)	April 22, 2008

/s/ Maneesh K. Arora Maneesh K Arora	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 22, 2008

/s/ David Thompson David Thompson	Director	April 22, 2008

/s/ Gordon Brunner Gordon Brunner	Director	April 22, 2008

/s/ James Connelly James Connelly	Director	April 24, 2008

/s/ Larry Murphy Lawrence Murphy	Director	April 24, 2008

/s/ Kay Napier Katherine Napier	Director	April 24, 2008

/s/ Lionel Sterling Lionel Sterling	Director	April 24, 2008

Index to Exhibits to Registration Statement on Form S-8

Exhibit	Description

4.1	2000 Stock Plan, as amended (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed on June 6, 2006)

4.2	First Amendment To Third Wave Technologies Inc. 2000 Stock Plan (incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K, filed on March 16, 2007)

4.3	2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1, filed on July 31, 2000, as amended)

4.4	Form of Stock Option Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8, filed on June 6, 2006)

4.5	Form of Restricted Stock Purchase Agreement (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed on June 6, 2006)

5	Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. as to legality of securities being registered

23.1	Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (contained in Exhibit 5)

23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (see pages 6 & 7)